UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

on behalf of the

GMACM Home Equity Loan Trust 2006-HE1

(Exact name of registrant as specified in its charter)

Delaware	333-125485-33	41-1955181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 832-7000

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 — OTHER EVENTS

Item 8.01.	Other Events.

On March 30, 2006, Residential Asset Mortgage Products, Inc. caused the issuance and sale of the GMACM Home Equity Loan-Backed Term Notes, Series 2006-HE1, pursuant to the Indenture, dated as of March 30, 2005, between GMACM Home Equity Loan Trust 2006-HE1, as issuer and JPMorgan Chase Bank, National Association., as Indenture Trustee.

GMAC Mortgage Corporation sold mortgage loans to GMACM Home Equity Loan Trust 2006-HE1 pursuant to that certain Subsequent Transfer Agreement regarding Funding, dated as of May 25, 2006 and pursuant to that certain Subsequent Transfer Agreement regarding Pre-Funding, dated as of May 25, 2006.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d).	Exhibits.

Exhibits (execution copies). The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:

99.1	Subsequent Transfer Agreement (Funding), dated as of May 25, 2006, by and between GMAC Mortgage Corporation, as seller, and GMACM Home Equity Loan Trust 2006-HE1, as issuer.

99.2	Subsequent Mortgage Loan Schedule (Funding).

99.3	Subsequent Transfer Agreement (Pre-Funding), dated as of May 25, 2006, by and between GMAC Mortgage Corporation, as seller, and GMACM Home Equity Loan Trust 2006-HE1, as issuer.

99.4	HEL Subsequent Mortgage Loan Schedule (Pre-Funding).

99.5	HELOC Subsequent Mortgage Loan Schedule (Pre-Funding).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE
PRODUCTS, INC.

By: /s/ Patricia C. Taylor
Name: Patricia C. Taylor
Title: Vice President

Dated: June 6, 2006

Exhibit Index

Exhibit

99.1	Subsequent Transfer Agreement (Funding), dated as of May 25, 2006, by and between GMAC Mortgage Corporation, as seller, and GMACM Home Equity Loan Trust 2006- HE1, as issuer.

99.2	Subsequent Mortgage Loan Schedule (Funding).

99.3	Subsequent Transfer Agreement (Pre-Funding), dated as of May 25, 2006, by and between GMAC Mortgage Corporation, as seller, and GMACM Home Equity Loan Trust 2006-HE1, as issuer.

99.4	HEL Subsequent Mortgage Loan Schedule (Pre-Funding).

99.5	HELOC Subsequent Mortgage Loan Schedule (Pre-Funding).